Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary

Fund Details

•       In July, the Fund paid approximately $27 million to acquire the Ferncroft Corporate Center, a 226,338 square foot, eight-story, Class A office building overlooking I-95 and Route 1 in the Boston suburb of Middleton, Massachusetts. The property includes an adjoining three-story garage and is 81.5 percent leased by two international tenants. The Fund intends to capitalize on the strong leasing market to improve rental rates on existing and future leases. This lease-up strategy should provide the potential for significant capital appreciation.

•       In September, the Fund provided financing for mezzanine loans with an aggregate principal amount of up to $22.7 million to finance a portion of the acquisition and development costs for planned multifamily properties in Houston, Texas (Alexan Voss) and the Las Vegas suburb of Henderson, Nevada (Alexan Black Mountain). When each development is complete, the Fund has an opportunity to purchase the properties.

•       The 12600 Whitewater property was 100 percent leased as of January 1, 2007 when Associated Financial Group, the largest tenant, expanded into the remaining vacant space per a lease amendment signed during the third quarter.

Financial Statement Details

•       Increases in net operating income resulted from rental revenue at the Ferncroft property. This increase was partially offset by property expenses at Ferncroft and expenses related to the Alexan Voss and Alexan Black Mountain transactions.

•       Net income showed improvement for the third quarter, but was partially offset by increases in asset management fees and depreciation expenses.

•       The board of directors declared a monthly distribution at a 2 percent annualized rate with the first monthly distribution payment beginning in August.

Behringer harvard Opportunity reit I, Inc. Financial Statements (Unaudited)

conSOlidated Balance SheetS

(in thousands, except share amounts)	Sep. 30, 2006	Dec. 31, 2005

Assets

Real estate

Land	$3,452	$-

Buildings, net	30,849	-

Real estate under development	17,380	-

Total real estate	51,681	-

Cash and cash equivalents	86,179	18,561

Restricted cash	1,992	460

Accounts receivable	751	-

Prepaid expenses and other assets	90	86

Escrow deposits	361	-

Deferred financing fees, net	1,006	-

Lease intangibles, net	4,408	-

Total assets	$146,468	$19,107

Liabilities and stockholders’ equity

Mortgages payable	$23,779	$-

Accounts payable	1,006	-

Payables to affiliates	2,550	2,158

Acquired below-market leases, net	2,063	-

Dividends payable	205	-

Accrued liabilities	992	89

Subscriptions for common stock	452	447

Total liabilities	31,047	2,694

Commitments and contingencies	-	-

Minority interest	116	-

Stockholders’ equity

Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	-	-

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-

Common stock, $.0001 par value per share; 350,000,000 shares authorized, 13,107,787 and 2,034,005 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	1	-

Additional paid-in capital	114,591	16,516

Cumulative distributions and retained earnings (deficit)	713	(103)

Total stockholders’ equity	115,305	16,413

Total liabilities and stockholders’ equity	$146,468	$19,107

Behringer harvard Opportunity reit I, Inc. Financial Statements (Unaudited)

consolidated statements of cash Flows

	9 mos. ended	9 mos. ended
(in thousands)	Sep. 30, 2006	Sep. 30, 2005

Cash flows from operating activities:

Net income (loss)	$1,389	$(10)

Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:

Depreciation and amortization	450	-

Amortization of deferred financing fees	4	-

Minority interest	(131)	-

Change in accounts receivable	(751)	-

Change in prepaid expenses and other assets	89	(1)

Change in accounts payable	1,006	-

Change in accrued liabilities	646	-

Cash provided by (used in) operating activities	2,702	(11)

Cash flows from investing activities:

Purchase of real estate	(36,932)	-

Escrow deposits on real estate to be acquired	(361)	-

Cash expenditures of properties under development of consolidated borrowers	(17,380)	-

Change in restricted cash	(1,540)	-

Cash used in investing activities	(56,213)	-

Cash flows from financing activities:

Financing costs	(1,010)	-

Proceeds from mortgages payable	18,000	-

Proceeds from mortgages of consolidated borrowers	5,778	-

Issuance of common stock	110,127	-

Offering costs	(12,332)	-

Distributions	(87)	-

Contributions from minority interest holders	247	-

Change in subscriptions for common stock	5	-

Change in subscription cash received	9	-

Change in payables to affiliates	392	15

Cash provided by financing activities	121,129	15

Net change in cash and cash equivalents	67,618	4

Cash and cash equivalents at beginning of period	18,561	201

Cash and cash equivalents at end of period	$86,179	$205

Supplemental disclosure:

Interest paid, net of amounts capitalized	$17	$-

Non-cash financing activities:

Common stock issued in distribution reinvestment plan	$281	$-

Behringer harvard Opportunity reit i, inc. Financial Statements (Unaudited)

consolidated Statements of Operations

(in thousands, except per share amounts)	3 mos. ended Sep. 30, 2006	3 mos. ended Sep. 30, 2005	9 mos. ended Sep. 30, 2006	9 mos. ended Sep. 30, 2005

Rental Revenue	$1,316	$-	$1,791	$-

Expenses

Property operating expenses	565	-	700	-

Interest expense	128	-	128	-

Real estate taxes	109	-	191	-

Property management fees	38	-	58	-

Asset management fees	65	-	87	-

General and administrative	207	3	579	12

Depreciation and amortization	403	-	577	-

Total expenses	1,515	3	2,320	12

Interest income	885	1	1,787	2

Minority interest	131	-	131	-

Net income (loss)	$817	$(2)	$1,389	$(10)

Weighted average shares outstanding:

Basic	11,341	22	7,701	22

Diluted	11,368	22	7,717	22

Earnings (loss) per share:

Basic	$0.07	$(0.07)	$0.18	$(0.44)

Diluted	$0.07	$(0.07)	$0.18	$(0.44)

reconciliation of net income to Funds from Operations

(in thousands)	3 mos. ended Sep. 30, 2006	3 mos. ended Sep. 30, 2005	9 mos. ended Sep. 30, 2006	9 mos. ended Sep. 30, 2005

Net income (loss)	$817	$(2)	$1,389	$(10)

Adjustments:

Real estate depreciation	231	-	327	-

Real estate amortization	67	-	122	-

Funds from operations	$1,115	$(2)	$1,838	$(10)

GAAP weighted average shares:

Basic	11,341	22	7,701	22

Diluted	11,368	22	7,717	22

Market Details

•       According to Grubb & Ellis, the Minneapolis office market had approximately 292,000 square feet of absorption during the third quarter and is expected to exceed one million square feet of absorption for all of 2006.

•       Grubb & Ellis reports that Boston’s suburbs recorded almost 1.2 million square feet of net absorption during the third quarter. In addition to the positive absorption, occupancy increased to 84.1 percent and average Class A rental rates increased to $23.67 per square foot. Grubb & Ellis predicts that increased job growth in the information, financial and business services sectors will continue to drive activity in the Boston-area office market during the next several quarters.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by generally accepted accounting principals (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2006 and December 31, 2005 and our unaudited condensed consolidated results of operations and cash flows for the periods ended September 30, 2006 and 2005. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Behringer harvard Opportunity reit I, Inc. Financial Statements (Unaudited)

Net Operating income (NOI)

(in thousands)	3 mos. ended Sep. 30, 2006	3 mos. ended Jun. 30, 2006

Rental revenue	$1,316	$355

Operating expenses

Property operating expenses	565	114

Real estate taxes	109	61

Property and asset management fees	103	31

Less: Asset management fees	(65)	(16)

Total operating expenses	712	190

Net operating income[1]	$604	$165

reconciliation of noi to net Income

Net operating income[1]	$604	$165

Less: Depreciation & amortization	(403)	(131)

General & administrative expenses	(207)	(212)

Asset management fees	(65)	(16)

Interest expense	(128)	-

Add: Interest income	885	634

Minority interest	131	-

Net income	$817	$440

FundS From OperationS (FFO)

Net income	$817	$440

Add: Depreciation	231	72

Amortization	67	43

FFO[2]	$1,115	$555

1  Net operating income (NOI) is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to net income has been provided in accordance with GAAP.

2  FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Published 02/07 • IN
© 2007 Behringer Harvard	6110343

PRESORTED FIRST-CLASS MAIL U.S. POSTAGE PAID ADDISON, TX PERMIT NO. 36

15601 Dallas Parkway, Suite 600 Addison, TX 75001